Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-19283) pertaining to the Whole Foods Market Growing Your Future 401(k) Plan of our report dated May 3, 2006, with respect to the financial statements and schedule of the Whole Foods Market Growing Your Future 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

/s/ Padgett, Stratemann & Co., L.L.P.

San Antonio, Texas

June 27, 2006